PROXY STATEMENT
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrants                             [x]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [x]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material pursuant to ss 240.14a-11(c) or ss 240.14a-12

                              ALLSTAR SYSTEMS, INC.
                (Name of Registrant as specified in its Charter)

                              ALLSTAR SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     [x]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11
          (1)  Title  of each  class of  securities  to  which  the  transaction applies:
               -----------------------------------------------------------------
          (2)  Aggregate number of securities to which the transaction applies:
               -----------------------------------------------------------------
          (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               -----------------------------------------------------------------
          (4)  Proposed maximum aggregate value of the transaction:
               -----------------------------------------------------------------
          (5)  Total fee paid:
               -----------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

          (1)  Amount previously paid: _________________________________________
          (2)  Form, Schedule or Registration Statement No.: ___________________
          (3)  Filing Party: ___________________________________________________
          (4)  Date Filed: _____________________________________________________

                              ALLSTAR SYSTEMS, INC.
                             6401 Southwest Freeway
                              Houston, Texas 77074

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held July 10, 2000


                                  June 26, 2000

Dear Stockholder:

     We cordially invite you to attend the 2000 Annual Meeting of Stockholders of Allstar Systems, Inc. The meeting will be held on Wednesday, July 10, 2000 at 10:00 a.m. (Houston time), at our offices at 6401 Southwest Freeway, Houston, Texas 77074. At the meeting we will:

         1.    Elect five nominees to the board of directors;

         2. Vote on an amendment to our Certificate of Incorporation to change our name to "I-Sector Corporation"; and

         3. Transact any other business as may properly come before the meeting.

     Stockholders who owned our common stock at the close of business on June 9, 2000 may attend and vote at the meeting. A stockholders' list will be available at our offices listed above for a period of ten days prior to the meeting. If you cannot attend the meeting, you may vote by mailing the proxy card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a proxy card.

     We look forward to seeing you at the meeting.


                                           Sincerely,



                                           Donald R. Chadwick
                                           Secretary


June 26, 2000





            PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AS PROMPTLY
               AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE

                              ALLSTAR SYSTEMS, INC.

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

     Our board of directors is soliciting proxies for the 2000 Annual Meeting of Stockholders to be held on Wednesday, July 10, 2000 at 10:00 a.m. (Houston time) at our principal executive offices located at 6401 Southwest Freeway, Houston, Texas 77074, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Allstar will pay the costs of soliciting proxies from stockholders. Directors, officers and regular employees may solicit proxies on behalf of Allstar, without additional compensation, personally or by telephone. Voting materials, which include the proxy statement, proxy card and 2000 Annual Report, was first mailed to stockholders on or about June 26, 2000.

                              QUESTIONS AND ANSWERS

Q:   Who can attend and vote at the meeting?
A: You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, June 9, 2000. On that date, there were 4,060,525 shares outstanding and entitled to vote at the annual meeting.

Q:   What am I voting on?
A:   You are voting on:

     o    The election of directors; and

     o    The approval of an amendment to the Certificate of Incorporation.

     The five nominees receiving the highest number of "FOR" votes will be elected to the board of directors. The approval of the amendment to the Certificate of Incorporation requires the affirmative "FOR" vote of a majority of the shares outstanding at the close of business on the record date.

Q:   How will the proxies vote on any other business brought up at the meeting?
A: By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter properly brought before the meeting. We do not know of any other business to be considered at the meeting.

     The proxies' authority to vote according to their judgment applies only to shares you own as a stockholder of record.

Q:   How do I cast my vote?
A: If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

     The enclosed proxy card contains instructions for mail voting. The proxies identified on the back of the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares "FOR" the nominees and "FOR" the amendment to the Certificate of Incorporation.

                                                    12
Q:   How does the board recommend I vote on the proposals?
A: The board recommends you vote "FOR" each of the nominees to the board of directors and "FOR" the amendment to the Certificate of Incorporation.

Q:   Can I revoke my proxy?
A:   Yes.  You can revoke your proxy by:

     o    Submitting a new proxy card;
     o Giving written notice before the meeting to our Secretary stating that you are revoking your proxy; or o Attending the meeting and voting your shares in person.

Q:   What is a "quorum"?
A: A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is one-half of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes count toward the quorum. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by ten days before the meeting and do not have discretionary voting authority to vote those shares.

Q:   Will broker non-votes or abstentions affect the voting results?
A: With respect to the election of directors, abstentions and broker non-votes will not count as votes "FOR" or "AGAINST" any director. With respect to amending the Certificate of Incorporation, abstentions and broker non-votes will have the same effect as a vote "Against" changing the name to "I-Sector Corporation."

Q:   What does it mean if I get more than one proxy card?
A: Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:   How many votes can I cast?
A:   On all matters you are entitled to one vote per share.

Q: When are stockholder proposals due for the 2001 Annual Meeting of Stockholders?
A: If you want to present a proposal from the floor at the 2001 Annual Meeting, you must give us written notice of your proposal no later than May 11, 2001 and no earlier than January 11, 2001. If the date of the 2001 Annual Meeting is more than 30 calendar days before or after the date of our 2000 Annual Meeting, your written notice will be timely if we receive it by the close of business on the tenth day following the date that we publicly announce the date of the 2001 Annual Meeting. Your notice should be sent to the Secretary, Allstar Systems, Inc., 6401 Southwest Freeway, Houston, Texas 77074.

     If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to the Secretary so that it is received at the above address by February 26, 2001.

Q:   Where can I find the voting results of the meeting?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the third quarter of fiscal 2000.

                                   Proposal 1

                              ELECTION OF DIRECTORS

     At the meeting, five directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

Nominees

         Certain information regarding the nominees is set forth below:

Name                           Age  Position                           Director
                                                                        Since

James H. Long                   41  President, Chief Executive Officer   1983
                                    and Director
Donald R. Chadwick              56  Secretary and Director               1996
Richard D. Darrell (1)(2)       45  Director                             1997
Jack M. Johnson, Jr. (1)(2)     61  Director                             1997
Mark T. Hilz (1)(2)             42  Director                             1999
--------------------------------------------------------------------------------
(1)      Member, Compensation Committee of the board of directors
(2)      Member, Audit Committee of the board of directors

     James H. Long, age 41, is the Founder of Allstar and has served as Chairman of the Board, Chief Executive Officer and President since our inception in 1983. Prior to founding Allstar, Mr. Long served with the United States Navy in a technical position and was then employed by IBM in a technical position.

     Donald R. Chadwick, age 56, served as Secretary since February 1992 and served as our Chief Financial Officer from February 1992 until December 1999. As Chief Financial Officer, his duties included supervision of finance, accounting and controller functions within Allstar.

     Richard D. Darrell, age 45, has been President of American Technology Acquisition Corporation, a company specializing in mergers, acquisitions, and divestitures of technology related companies since 1995. Prior to that, Mr. Darrell served as President and Chief Executive Officer of Direct Computer Corporation, a computer reseller and distribution company based in Dallas, Texas.

     Jack M. Johnson, Jr., age 61, has been Managing General Partner of Winterman & Company, a general partnership that owns approximately 25,000 acres of real estate in Texas, which is used in farming, ranching, and oil and gas exploration activities since 1996. Mr. Johnson is also President of Winco Agriproducts, an agricultural products company that primarily processes rice for seed and commercial sale. Mr. Johnson was previously the Chairman of the Board of the Lower Colorado River Authority, the sixth largest electrical utility in Texas, with approximately 1,700 employees and an annual budget of over $400 million. Mr. Johnson was previously Chairman of North Houston Bank, a commercial bank with assets of approximately $75 million. Mr. Johnson currently serves on the board of directors of Houston National Bank, a commercial bank located in Houston, Texas with assets of approximately $100 million; Security State Bank, a commercial bank in Anahuac, Texas with assets of approximately $60 million; and Team, Inc. a publicly traded company which provides environmental services for industrial operations.

     Mark T. Hilz, age 42, is Chief Executive Officer of Nichecast, Inc., a privately held internet services company. From 1990 to 1998, Mr. Hilz was founder, President and Chief Executive Officer of PC Service Source, Inc., a publicly-held distributor of personal computer hardware for the repair industry.

     The board of directors recommends a vote "FOR" all five nominees to our board of directors.

Board and Committee Activity, Structure and Compensation

     In accordance with Delaware corporate law, our business is managed under the direction of our board of directors. There are currently two standing committees of the board of directors, the audit committee and the compensation committee. The board of directors does not currently have a nominating committee. Committee membership and the functions of those committees are described below.

     During 1999, the board of directors held four meetings. All directors, attended at least 75% of the total meetings of the board and all of the meetings of the committees on which they served.

     Audit Committee. The current members of the Audit Committee are Messrs. Darrell, Hilz and Johnson. The committee met two times during 1999. The committee is responsible for recommending to the entire board of directors engagement and discharge of independent auditors of our financial statements, reviewing the professional service provided by the independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, and reviewing our accounting principles and practices.

     Compensation Committee. The current members of the Compensation Committee are Messrs. Darrell, Hilz and Johnson. In November 1998, the committee met on matters dealing with 1999. In November 1999, the committee met on matters specifically with respect to a key employee. The committee reviews and recommends to the board of directors the compensation to be paid to our officers and key employees. Except as otherwise provided in any specific plan adopted by the board of directors, the committee is responsible for administration of executive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and the committee has the power and authority to authorize any of our officers to execute and bind Allstar to such documents, agreements and instruments related to such plans and compensation as are approved by the committee.

     Director Compensation. During the year ended December 31, 1999, our non-employee directors received $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, each non-employee director is entitled to receive stock options pursuant to our Non-Employee Director Stock Option Plan. Upon his first election to the board each such director receives options to purchase 5,000 shares and upon each time a director is reelected such director receives options to purchase 2,000 shares. All options granted vest immediately. All options granted under the plan will have an exercise price equal to the fair market value of a share of common stock on the date of grant and will expire ten years after the date of grant (subject to earlier termination under the plan). Options granted under the plan are subject to early termination on the occurrence of certain events, including ceasing to be a member of the Board (other than by death). During 1999, options to acquire 9,000 shares of common stock were granted under the plan. Our employee directors received no compensation for their services as directors.

Proposal 2

                  AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

General

     We are asking stockholders to approve an amendment to our Certificate of Incorporation to change the name of the company from Allstar Systems, Inc. to "I-Sector Corporation." The board of directors approved this amendment on March 16, 2000, subject to ratification by the stockholders.

     On May 19, 2000 we sold our computer products division and El Paso information technology services business, which represented approximately 90% of our revenues to Amherst Technologies. We had determined that one of our strengths was in our ability to take advantage of and capitalize on entrepreneurial opportunities. We determined that the interests of our stockholders would be better served by changing our direction and investing our capital, both financial and managerial, in a high growth industry sector rather than pursuing a growth strategy in a maturing market. The objective of the amendment to our certificate of incorporation is to more accurately communicate the direction and focus of our business. In connection with the name change, our trading symbol will be changed to "ISEC."

Required Vote

     Amendment of the Company's Certificate of Incorporation to effect the corporate name change must be approved by stockholders owning a majority of one Common Stock as of the record date. Broker non-votes and other abstentions will have the same effect as a vote "against" the approval of the amendment to the Certificate of Incorporation.

     The board of directors recommends a vote "FOR" approval of the amendment to the Certificate of Incorporation.

                                OTHER INFORMATION

Ownership by Management and Certain Stockholders

     The following table presents certain information as of June 12, 2000, as to:

     o each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

     o    each officer  named in the Summary  Compensation  Table,  and

     o    all directors and executive officers as a group.

                                                 Shares Beneficially Owned (1)

Name and Address of Beneficial Owner (2)         Number           Percent of
                                                                     Class
Jack B. Corey...............................     267,500              6.6%
37102 FM 149, P.O. Box 525
Pinehurst, TX 77362
James H. Long (3)...........................   2,049,080             50.5%
Donald R. Chadwick (4)......................     105,863              2.6%
Richard D. Darrell (5)......................       9,000                 *
Jack M. Johnson, Jr. (6)....................       9,000                 *
Mark T. Hilz (7)............................        5000                 *
Frank Cano (8)..............................      46,180              1.1%
William R. Hennessey (9)....................       7,200                 *
All directors and executive officers
     as a group (7 persons) (3)(4)(5)          2,193,523               54%
(6)(7)(9)(10)...............................

--------------------------------------------------------------------------------
*    Less than 1%

(1) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. Beneficial owner of a security includes any person who shares voting or investment power with respect to or has the right to acquire beneficial ownership of such security within 60 days.

(2) Unless otherwise indicated, the address of all beneficial owners of more than five percent of our shares of common stock set forth above is 6401 Southwest Freeway, Houston, Texas 77074.

(3) Includes 480 shares which may be acquired upon exercise of currently exercisable options.

(4) Includes 64,686 shares which may be acquired upon exercise of currently exercisable options , 517 shares owned by his spouse for which Mr. Chadwick disclaims beneficial ownership, 360 shares which may be acquired upon exercise of currently exercisable options owned by his spouse for which Mr. Chadwick disclaims beneficial ownership and 300 shares owned by his minor children for which Mr. Chadwick disclaims beneficial ownership. Mr. Chadwick retired from his position as Chief Financial Officer in December 1999.

(5) Includes 9,000 shares which may be acquired upon exercise of currently exercisable options.

(6) Includes 9,000 shares which may be acquired upon exercise of currently exercisable options.

(7) Includes 5,000 shares which may be acquired upon exercise of currently exercisable options.

(8) Includes 15,520 shares which may be acquired upon exercise of currently exercisable options, 300 shares owned by Mr. Cano's Spouse for which Mr. Cano disclaims beneficial ownership, 20,000 shares owned by his minor children for which Mr. Cano disclaims beneficial ownership and 360 shares which may be acquired upon exercise of currently exercisable options owned by his spouse for which Mr. Cano disclaims beneficial ownership. Effective May 19, 2000, Mr. Cano resigned from his position with us in connection with the sale of the computer products division.

(9) Includes 7,200 shares which may be acquired upon exercise of currently exercisable options.

(10) Mr. Cano, who ceased to be our employee on May 19, 2000, is not included in the calculation of shares beneficially owned by all directors and executive officers as a group.

Executive Officers

     Our executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. All of our executive officers as of June 12, 2000 are listed in the following table:

     Name                   Age  Position
     James H. Long           41  President, Chief Executive Officer and Director
     William R. Hennessy     41  President of Stratasoft, Inc.
     Thomas N. McCulley      53  Vice President of Information Systems

     Set forth below is certain information about our executive officers, other than James H. Long.

     William R. Hennessy has served as the President of Stratasoft, Inc., our wholly-owned subsidiary that was formed in 1995 to develop and market CTI Software, since joining us in January 1996. Mr. Hennessy's responsibilities include the general management of Stratasoft, Inc. From July 1991 to January 1996, Mr. Hennessy was employed by Inter-Tel, Incorporated, a telephone systems manufacturer and sales service company, where he served as the Director of MIS and the Director of Voice and Data Integration for the central region.

     Thomas N. McCulley has served as the Vice President, Information Systems since July 1996. From January 1992 to June 1996, Mr. McCulley served as our Information Systems Director. He is responsible for the management and supervision of our management information system.

Executive Compensation

     Summary Compensation Table. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1999, 1998 and 1997 to our chief executive officer and each of our other executive officers determined at the end of the last fiscal year:

                                              Annual Compensation                         Long-Term
                                                                                         Compensation

Name and                           Year    Salary     Bonus      Other Annual      Restricted     Number of
Principal Position                                             Compensation(1)    Stock Awards    Securities
                                                                                                 Underlying
                                                                                               Options(10)(11)
James H. Long (2)                  1999   $150,000         -           -                 -              -
President and                      1998    150,000   $80,200           -                 -          2,400
Chief Executive Officer            1997    150,000                     -                 -              -

Donald R. Chadwick(3)(4)(5)        1999    110,000         -           -                 -         63,572
Chief Financial Officer and        1998    108,853         -           -           $15,000          2,400
Secretary                          1997     98,458     1,500           -            85,716         13,000

Frank Cano (4)(6)(7)(8)            1999    100,000       564           -                 -         20,000
President,                         1998     96,875    13,051     $10,000            15,000          5,600
Information Technology             1997     78,125    22,297           -                 -         16,000

William R. Hennessy (9)            1999     85,000    55,856           -                 -         10,000
President Stratasoft, Inc.         1998     84,637     3,000           -             7,500              -
                                   1997     81,400    73,880           -                 -          8,000
--------------------------------------------------------------------------------

(1) Amounts exclude the value of perquisites and personal benefits because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the executive officer's total annual salary and bonus.
(2) Company has made personal loans to Mr. Long from time to time. See "Certain Relationships and Related Transactions."
(3) During the year ended December 31, 1999, Mr. Chadwick received 48,572 stock options in exchange for 24,286 shares of restricted stock. The Options have an exercise price of $1.06.
(4)  Includes $1.500 as consideration for execution of employment agreements.
(5) Retired as Chief Financial Officer effective December 31, 1999. Retains position as Secretary.
(6) During the year ended December 31, 1999, Mr. Cano received 20,000 stock options in exchange for 10,000 shares of restricted stock. The options have an exercise price of $1.06.
(7)  Includes compensation based upon attainment of certain performance goals.
(8) Effective May 19, 2000, Mr. Cano resigned from his position with us in connection with sale of the computer products division.
(9)  Includes compensation based upon gross profit realized.
(10) Number of securities underlying options shown for 1998 includes options originally issued in 1997 and repriced during 1998 and options newly issued in 1998.
(11) The number of securities underlying options shown for 1999 includes options received in exchange for restricted stock originally issued in 1997 and 1998.


Stock Options

     Under the our 1996 Incentive Stock Option Plan options to purchase shares of the common stock may be granted to executive officers and other employees. As of December 31, 1999, 438,232 shares were reserved for issuance upon exercise of outstanding options and 4,268 were reserved and remained available for future grants pursuant to the plan. During 1999, options to purchase 93,572 shares of common stock were granted to the executive officers under the plan including 78,572 options which were granted at an exercise price of $1.06 in exchange for 39,286 shares of restricted stock.

Options Granted in Last Fiscal Year. The following table provides information concerning stock options granted to the executive officers during the year ended December 31, 1999.

                         Number of    Percent   Exercise  Expiration     Potential      Potential
                         Shares of    of Total  or Base      Date       Realizable     Realizable
                         Common       Options   Price                    Value at       Value at
                         Stock        Granted   ($/share)                 Assumed        Assumed
                         Underlying   to                                Annual Rate    Annual Rate
                         Options      Employees                          of Stock       of Stock
                         Granted(1)   in Fiscal                            Price          Price
                                         year                          Appreciations  Appreciations
                                                                        for Option     for Option
                                                                        Term 5%(1)     Term 10%(2)
Donald R. Chadwick        63,572        35.9%      1.06    4/01/09        $24,544        $54,236
Frank Cano                20,000         8.6%      1.06    4/01/09        $ 5,874        $12,979
William R. Hennessy       10,000         4.3%      1.06    4/01/09        $ 2,937        $ 6,490

(1)  Mr. Long was not granted any options during the last fiscal year.

(2) Actual gains, if any, on stock option exercises are dependent on future performance of the common stock. No appreciation in the price of the common stock will result in no gain.

Aggregated Option Exercises and Year-End Option Values

                       Shares     Value       Number of Securities     Value of Unexercised In-the
                      Acquired   Realized     Underlying Unexercise        Money Options at
                         on                         Options at             December 31, 1999
                      Exercise                  December 31, 1999
                                           Exercisable  Unexercisable  Exercisable  Unexercisable

James H. Long              0        0          480          1,920         $514        $2,056

Donald R. Chadwick         0        0       64,686              0      $69,266            $0

Frank Cano                 0        0       15,520         26,080      $19,784       $33,876

William R. Hennessy        0        0        7,200         10,800       $9,052       $13,578

The executive officers held 126,686 options that were exercisable at December 31, 1999, none were exercised during 1999 and there were 93, 572 in-the-money unexercised options at December 31, 1999.

Compensation Committee Report

     The compensation committee of the Board of Directors has furnished the following report on executive compensation for the fiscal 1999:

          The Committee met on November 2, 1999. The compensation of executive officers during 1999 was continued under compensation arrangements existing prior to the formation of the Committee except that equity based compensation would be enhanced to further align the interests of the officers of the officers of the Company with those of the stockholders. Those compensation arrangements are described below:

     Base compensation for the executive officers of the company is intended to afford a reasonable payment for the services rendered to the Company and the responsibilities assumed by the executive officer relative to the expected performance of the areas managed by the officers. With the exception of the Chief Executive Officer and Chief Financial officer, bonuses, which are generally paid monthly, and stock-based awards are contingent upon attaining or exceeding predetermined financial performance goals established at the beginning of each fiscal year. The Committee authorized a cash bonus to a key executive officer which was subsequently paid in 2000.

     The stock options issued to officers in 1999 were issued in exchange for shares of restricted Common Stock issued in 1998 and prior years.

     The committee will be reformed after the annual meeting of the stockholders with all non-employee directors as members of the committee. The committee intends to meet during 2000 and review established policies with respect to executive officer compensation.

                                        THE COMPENSATION COMMITTEE
                                        Richard D. Darrell
                                        Mark T. Hilz
                                        Jack M. Johnson, Jr.

Employment Agreements

     Each of our executive officers have entered into an employment agreement with us. Under the terms of their respective agreements, Messrs. Long and Hennessy are entitled to an annual base salary of $150,000 and $85,000, respectively, plus other bonuses, the amounts and payment of which are within the discretion of the compensation committee. The agreements may be terminated by us or by the executive officer at any time by giving proper notice. The Executive Employment agreements generally provide that the executive officer will not, for the term of his employment and for the period ranging from twelve to eighteen months following the end of such executive officer's employment with us, solicit any of our employees or customers or otherwise interfere with our business.

     Mr. Chadwick has an oral agreement with us that provides for, among other things, Mr. Chadwick providing consulting services for us from time to time for a 21-month period which began in December 1999. As compensation for these services, Mr. Chadwick's previous salary of $110,000 has been and will continue to be decreased on an incremental basis over the 21-month period.

     Performance Graph. The following graph illustrates the yearly percentage change in the cumulative stockholder return on our common stock, compared with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) Index and the Russell 2000 Index, for the 30 month period ended December 31, 1999.


          [Performance Graph]

Certain Relationships and Related Transactions

     We have from time to time made payments on behalf of Allstar Equities, Inc. a Texas corporation, which is wholly-owned by James H. Long, our President and Chief Executive Officer, and on behalf of Mr. Long, personally for taxes, property and equipment. Effective on December 1, 1999 a note payable by Equities was signed for $335,551 for 60 monthly installments of $6,965. The note bears interest at 9% per year. At December 31, 1999, our receivables from Equities amounted to approximately $277,663. Equities has prepaid interest on the note in the amount of $27,941.

     We lease office space from Equities. In 1998, we extended an existing office sublease through December 13, 1998. Thereafter, and until December 1, 1999, we occupied the space on a month-to-month basis. On December 1, 1999 Equities purchased, with the proceeds of the note described above, the building and executed a direct lease with us with an expiration date of December 31, 2004. The new lease has rental rates of $37,692 per month.

     Mr. Richard Darrell who is a member of our board of directors, received approximately $350,000 from us as a fee for introducing us to Amherst Technologies, the purchaser of our computer products division. Additionally, Mr. Darrell also received a fee of $250,000 from Amherst Technologies in connection with the sale of our computer products division.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, none of our officers, directors and greater than 10% beneficial owners timely filed their required Section 16(a) reports.

Other Matters

     The annual report to stockholders on Form 10-K covering the fiscal year ended December 31, 1999 has been mailed to each stockholder entitled to vote at the annual meeting. Individual investors may request the Company's Form 10-K and other information by calling James H. Long at (713) 795-2000 or write to the address below:

                              Allstar Systems, Inc.
                             6401 Southwest Freeway
                              Houston, Texas 77074

     The persons designated to vote shares covered by the board of directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                         Sincerely,

                                         Donald R. Chadwick,
                                         Secretary
June 26, 2000

                                           ALLSTAR SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders                           July 10, 2000

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                        ANNUAL MEETING ON JULY 10, 2000

     The undersigned stockholder of Allstar Systems, Inc. (the "Company") hereby appoints James H. Long and Donald R. Chadwick, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at 6401 Southwest Freeway, Houston, Texas 77074, on July 10, 2000, at 10:00 a.m., Houston time, and at any adjournments of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

1.   THE ELECTION OF DIRECTORS

     Nominees for directors are as follows:

     ___ James H. Long
     ___ Donald R. Chadwick
     ___ Richard D. Darrell
     ___ Jack M. Johnson, Jr.
     ___ Mark T. Hilz

     Instruction: If you wish to withhold authority to vote for any individual nominee or nominees, write the name or names of the nominee(s) on the line provided below:


     ___To withhold authority to vote on all nominees for directors listed.

2.   APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     ___ For   ___ Against    ___ Abstain

3. ___ In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.


           (This Proxy must be dated and signed on the reverse side.)

(Continued From Other Side)

          Proxy For Annual Meeting Of Stockholders                 July 10, 2000

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the election of the nominees above, (ii) FOR the amendment of the Certificate of Incorporation, and (iii) in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

                         The  undersigned  hereby  acknowledges  receipt  of the
                    Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.



                    Dated ____________________, 2000




                                                  ______________________________
                                                  Stockholder's Signature


                                                  ______________________________
                                                  Signature if held jointly

                                                  Signature  should  agree  with
                                                  name printed hereon.  If Stock
                                                  is  held  in the  name of more
                                                  than one  person,  EACH  joint
                                                  owner should sign.  Executors,
                                                  administrators,      trustees,
                                                  guardians and attorneys should
                                                  indicate the capacity in which
                                                  they  sign.  Attorneys  should
                                                  submit powers of attorney.


           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED